Exhibit B
                              EMPLOYMENT AGREEMENT


                  AGREEMENT made the 18th day of January, 1996 (effective, however, only on the Effective Date below set forth) between HEALTH WELLNESS NATIONWIDE CORP. (the "Company"), a Delaware corporation having an office at 2001 West Sample Road, Suite 318, Pompano Beach, Florida 33064, and SAMANTHA HAIMES (the "Employee"), residing at 7356 Mahogany Court, Boca Raton, Florida.

                              W I T N E S S E T H:


                  The Employee is president of Sam Lilly Corp., a Florida Corporation ("Seller"). The Company and Seller are entering into an agreement of even date (the "Agreement and Plan of Reorganization") pursuant to which the Company will acquire the business and assets of Seller. The Company desires to employ the Employee following such acquisition, and the Employee is willing to be so employed, upon the terms and conditions hereinafter set forth.

                  NOW,   THEREFORE,   with   the   foregoing   recitals   deemed
incorporated hereinafter by reference and mae a part hereof, the parties agree as follows:

         1.       Employment.
                  1.1 Term. The Company employs the Employee, and the Employee accepts employment with the Company, in the position and with the duties hereinafter set forth, for a term of three (3) years commencing on the Effective Date (as defined in paragraph 1.2 below) unless sooner terminated as hereinbelow provided.
                  1.2 Effective Date. The "Effective Date" as used in this Agreement shall be deemed to be January 22, 1996.


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         2.       Duties.
                  2.1 General. The Employee shall be the Managing Director of a division of the Company which operates complementary medical clinics. Employees shall assist in establishing the first clinic at 7300 North Federal Highway, Boca Raton, Florida ("First Clinic") and shall assist in the managements of additional clinics; shall perform services of the same general type as heretofore performed by her for Seller; shall manage the operations of a Health Wellness Center at the office formerly operated by Seller, shall manage and develop other Health  Wellness  Centers,  and shall perform such other  services consistent with her position (including, without limitation, services for parents, subsidiaries, divisions and affiliates of the Company) as may from time to time be assigned to her by the Company's Board of Directors or executive officers.
                  2.2 Performance. During the term of this Agreement and Plan of Reorganization, the Employee shall devote her full time, best efforts and attention to the business, operations and affairs of the Company and the performance of her duties hereunder and, without the Company's consent, shall not engage in any other business activities. Notwithstanding the foregoing, the employee shall have the right to continue her involvement in Wellness International Network Limited (independent MKK Distributor), Fitness For You, Formula Technology and all endorsements, provided such business does not conflict with her duties hereunder.
                  2.3 Employee's Representations. Employee represents and warrants to and agrees with Company that:
                           (a) Neither the execution nor performance by the Employee of this Agreement and Plan of Reorganization is prohibited by or constitutes or will constitute, directly or indirectly, a breach or violation of, or will be adversely affected by, any written or other agreement to which Employee is or has been a party.


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                           (b) Neither  Employee  nor any  business or entity in
         which she has any interest or form which she receives any payments has, directly or indirectly, any interest of any kind in or is entitled to receive, and neither the Employee nor any such business or entity shall accept, form any person any payments of any kind on account of any
         services  performed  by  the  Employee  therefore   subsequent  to  the
         Effective Date. In addition to any of its other rights and remedies, the Company shall be entitled to receive (and shall also have the right to withhold from any payments to Employee under this Agreement and Plan of Reorganization) all amounts paid or payable to Employee or any such other business or entity in breach or violation of this paragraph.
                           (c) Employee shall indemnify and hold the Company free and harmless from and against and shall reimburse it for any and
         all  liabilities,   damages,   losses,judgments,   costs  and  expenses
         (including reasonable counsel fees and other reasonable out-of-pocket expenses) arising out of or resulting from any claim or action by any third party against the Company which constitutes, and the provisions of this 2.3(c) are limited to, a breach or default by the Employee of or under 2.3(a) and 2.3(b) above.

         3.       Compensation and Related Matters.
                  3.1 Base Salary. As Base Salary, Employee shall be paid Sixty Five percent (65%) of the Executive Salary Pool. The Executive Salary Pool shall be Forty Six and 76/100 percent (46.76%) of the Company's Gross Revenue for the prior fiscal year. Gross Revenue shall be computed by the Company's auditors within thirty days after the end of the prior fiscal year and shall not include revenue received from Rejuvenation Unlimited of Florida, Inc. Notwithstanding the foregoing, in the event the Executive Salary Pool exceeds $550,000, the base salary shall not be increased, but Employee shall receive Additional Compensation pursuant to the formula set forth in Paragraph 3.2 hereinafter.


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                  3.2  Additional  Compensation.   As  Additional  Compensation,
Employee shall be entitled to receive ten percent (10%) of the increase of Gross Revenues of the First Clinic from year to year as long as Employee is employed. The determination of Gross Revenue shall be made by the Company's auditors in accordance with paragraph 3.1. In addition, throughout the term of her employment, Employee shall receive five percent (5%) of the increase in aggregate Gross Revenues form year to year of all Additional Clinics opened during the term of her employment and for five years after that employment is terminated unless it is terminated for cause.
                  3.3  Stock  Options.   Employee  shall  receive  Ten  Thousand
(10,000) Employee stock options for completion of each year hereunder. In addition, Employee shall receive Twenty Thousand (20,000) Employee stock options for each new Health Wellness Center opened during the term of this Agreement.
                  3.4 Expenses. With the prior approval of the Company, the Employee shall be entitled to reimbursement for all travel and other business expenses incurred in the performance of Employee's duties upon submission of appropriate vouchers and other supporting data.
                  3.5 Benefits. Employee shall be entitled to (i) participate in all general pension, profit-sharing, bonus, life, medical and other insurance, disability and other employee benefit plans and programs at any time in effect for executive employees of Company, provided, however, that nothing herein shall obligate the Company to establish or maintain any employee benefit plan or program, whether of the type referred to in this clause (i) or otherwise, and
(ii) holidays, vacations, and automobile reimbursement in accordance with the Company's policy for executive employees.
         4.       Termination of Employment; Disability.
                  4.1      Termination.
                           (a) Should Employee's employment be terminated either by the Company for any of the reasons or for causes set forth in 4.1(b) below, or by Employee voluntarily, Employee's


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         compensation under this Agreement and Plan of Reorganization  shall end on the effective date of such termination and the Company shall have no obligation to pay Employee the payment provided for in subparagraph (B) of 4.1 above. In the event of Employee's death, the salary payable hereunder shall be paid to Employee's Estate throughout the term of this Agreement.
                           (b) The "reasons or causes" for Company's termination
         of Employee's employment referred to in 4.2(a) above shall mean and include only the following, provided the Employee is given written notice thereof:
                                    (i)  theft or embezzlement by Employee from,
                  or common law fraud committed by Employee against, the Company
                                    (ii)  commission  by the Employee of any act
                  which,   if   successfully   prosecuted  by  the   appropriate
                  authorities, would constitute a felony under state or federal law;
                                    (iii)  material breach by the Employee of
                  any of her obligations under paragraphs 5.1 through 5.3 below;
                                    (iv) material  breach by the Employee of any
                  other   obligation   under   this   Agreement   and   Plan  of
                  Reorganization not cured within ten days after written notice thereof from the Company to the Employee; or
                                    (v)  material breach of representation and
                  warranty under the Asset Purchase Agreement.
         If Employee does not notify Company in writing within 30 days after receipt of the aforesaid written notice of the reason or cause for termination that the Employee disputes the Company's determination of such reason or cause, the Company's determination shall be final and binding on the Employee.


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                  4.2  Disability.  Notwithstanding  any  event  of  disability,
Employee shall be entitled to the salary payable hereunder. Disability shall mean determination that Employee is not able to perform his duties hereunder and shall be determined by a panel of three physicians, one of which is appointed by the Company, of appointed by the Employee and one jointly appointed by the two other appointed physicians. Any payment to Employee under any disability insurance plan maintained by the Company shall be applied against and shall reduce the compensation payable by the Company to Employee under this Agreement.
                  4.3 Co-terminous. This Agreement shall be co-terminous with the Employment Agreement entered this date between the Company and Leonard Haimes. Any termination of that agreement shall have the effect of terminating this Agreement.

         5.       Confidential Information; Non-Competition; Discoveries.
                  5.1 Confidential Information. The Employee shall not, at any time during or following termination or expiration of the term of this Agreement and Plan of Reorganization, directly or indirectly, disclose, publish or divulge to any person (except in the regular course of the Company's business), or appropriate, use or cause, permit or induce any person to appropriate or use, any proprietary, secret or confidential information of the Company including, without limitation, knowledge or information relating to its discoveries, inventions, copyrights, trade secrets, business methods, the names or requirements of its customers or the prices, credit or other terms extended to its customers, all of which the Employee agrees are and will be of great value to the Company and shall at all times be kept confidential. Upon termination or expiration of this Agreement and Plan of Reorganization, the Employee shall promptly deliver or return to the Company all materials of a proprietary, secret or confidential nature relating to the Company together with any other property of the Company which may have theretofore been delivered to or may then be in possession of the Employee.


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                  5.2 Non-Competition. During the term of his employment and for three-year period that this Agreement would have been in effect but for its earlier termination, thereafter, the Employee shall not, without the prior consent of the Company in each instance, directly or indirectly, in any manner or capacity, whether for himself or any other person and whether as proprietor, principal, owner, shareholder, partner, investor, director, officer, employee, representative, distributor, consultant, independent contractor or otherwise, engage or have any interest in any entity which is engaged in any business or activity which competes, directly or indirectly, with any business or activity then or theretofore conducted or engaged in by the Company including any business within a radius of ten miles from a Clinic or a business which the Company then plans to engage in or conduct. Notwithstanding the foregoing, however, the Employee may at any time own in the aggregate as a passive (but not active) investment not more than 5% of the stock or other equity interest of any, publicly-traded entity which so competes with the Company.
                  5.3 Discoveries, Etc. The Employee shall promptly disclose to the Company, or its nominee, any and all, and all knowledge of, designs, inventions, discoveries and improvements conceived or made by the Employee during the term of this Agreement and Plan of Reorganization and related to the business or activities of the Company, and without further compensation, hereby assigns and agrees to execute any and all instruments of assignment hereafter necessary in order to assign all of her interests therein to the Company or its nominee. Whenever requested to do so by the Company, the Employee shall execute any and all applications, assignments and other instruments and documents which the Company may deem necessary to apply for and obtain letters patent in the Untied States or any foreign country or otherwise to protect the Company's interests therein.
                  5.4 Reasonableness. The Employee agrees that each of the provisions of this Section 5 is reasonable and necessary for the protection of the Company; that each such provision is and is tended to be divisible; that if any such provision (including any sentence, clause or part) shall be held contrary to


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law or invalid or unenforceable in any respect in any jurisdiction, or as to any one or more periods of time, areas or business activities, or any part thereof, the remaining provisions shall not be affected but shall remain in full force and effect as to the other and remaining parts; and that any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable in such jurisdiction. The Employee further recognizes and agrees that any violation of any of her agreements in this
Section 5 would cause such damage or injury to the Company as would be irreparable and the exact amount of which would be impossible to ascertain and that, for such reason, among others, the Company shall be entitled, as a matter of course, to injunctive relief from any court of competent jurisdiction restraining any further violation. Such right to injunctive relief shall be cumulative and in addition to, and not in limitation of, all other rights and remedies which the Company may possess.
                  5.5 Survival. The provisions of this Section 5 shall survive the expiration or termination of this Agreement and Plan of Reorganization for any reason.

         6.       Miscellaneous.
                  6.1 Notices. All notices under this Agreement and Plan of Reorganization shall be in writing and shall be deemed to have been duly given if personally delivered against receipt or it mailed by first class registered or certified mail, return receipt requested, addressed to the Company, attention: Chairman, President or Secretary, and to the Employee, at their respective addresses set forth on the first page of this Agreement and Plan of Reorganization, or to such other person or address as may be designated by like notice hereunder. Any such notice shall be deemed to have been given on the day delivered, if personally delivered, or on the second day after the date of mailing if mailed.
                  6.2 Parties in Interest. This Agreement and Plan of Reorganization shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal


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representatives,  successors  and assigns,  but no other person shall acquire or have any rights under or by virtue of this Agreement and Plan of Reorganization,
and  the   obligations  of  the  Employee  under  this  Agreement  and  Plan  of
Reorganization may not be assigned or delegated.
                  6.3 Governing Law; Severability. This Agreement and Plan of Reorganization shall be governed by and construed and enforced in accordance with the laws and decisions of the State of Florida applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws. In addition to the provisions of paragraph 5.4 above, the invalidity or
unenforceability   of  any  other  provision  of  this  Agreement  and  Plan  of
Reorganization, or the application thereof to any person or circumstance, in any jurisdiction shall in no way impair, affect or prejudice the balance of this Agreement and Plan of Reorganization, which shall remain in full force and effect, or the application thereof to other persons and circumstances.
                  6.4 Entire Agreement; Modification; Waiver. This Agreement and Plan of Reorganization contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior negotiations and oral understandings, if any. Neither this Agreement and Plan of Reorganization nor any of its provisions may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. No wavier of any such provision or any breach of or default under this Agreement and Plan of Reorganization shall be deemed or shall constitute a waiver of any other provisions, breach or default.



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                  IN  WITNESS  WHEREOF,  the  parties  have duly  executed  this
Agreement and Plan of Reorganization as of the date first above written.

                        HEALTH WELLNESS NATIONWIDE CORP.



                                                By: s\Neal Heller
                             Neal Heller, President


                                                EMPLOYEE



                                                s\Samantha Haimes
                                                Samantha Haimes